UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2011 (January 1, 2011)

Niska Gas Storage Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-34733	27-1855740
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

1001 Fannin Street, Suite 2500
Houston, Texas 77002
(Address of principal executive office) (Zip Code)

(281) 404-1890
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective as of January 1, 2011, Mr. Darin T. Olson ceased to serve Niska Gas Storage Partners LLC (“Niska”) as Chief Financial Officer.  Mr. Olson will continue to serve Niska as Vice President, Finance.

(c) Mr. Vance E. Powers, age 54, has been appointed to the position of Chief Financial Officer of Niska and certain of its direct and indirect subsidiaries effective as of January 1, 2011.  Mr. Powers succeeds Mr. Olson as Chief Financial Officer and will serve as Niska’s Principal Financial and Accounting Officer.

Mr. Powers has over 25 years of experience in senior financial, accounting, and reporting positions.  From April 2010 until commencing service as Niska’s Chief Financial Officer, Mr. Powers served as a finance management consultant to Niska, assisting in the completion of Niska’s initial public offering, its transition to a publicly-traded company and its establishment of an investor relations function. From May 2009 to March/April 2010, Mr. Powers was an individual investor.  From December 2003 to May 2009, Mr. Powers served as Vice President, Finance and Controller of Buckeye GP LLC, the general partner of Buckeye Partners, L.P. (NYSE: BPL), one of the largest refined petroleum products pipeline and terminal companies in the United States, where he was a key member of the senior executive team and was principally responsible for Buckeye’s accounting, financial reporting, planning and analysis and treasury functions.  He also served Buckeye GP LLC as Acting Chief Financial Officer from July 2007 until November 2008, where he was additionally responsible for capital markets activities and investor relations. He held similar positions with MainLine Management LLC, the general partner of Buckeye GP Holdings L.P. (NYSE: BGH), and participated in BGH’s initial public offering in August 2006. Mr. Powers holds a MBA degree from Lehigh University and a BA from Gettysburg College.  He is also a Certified Public Accountant in Pennsylvania.

Concurrently with his appointment, Mr. Powers entered into an Offer of Employment with Niska.  Pursuant to the Offer of Employment, Mr. Powers will receive a base gross salary of US$220,000.00 per year, less applicable statutory deductions. In addition, Mr. Powers will receive 25 days of vacation per year, medical dental and extended health benefits and a 401K plan with a match of up to 5% of Mr. Powers’ contributions. Mr. Powers’ 2010/2011 short-term target cash bonus is 50% of his base salary. Future bonus payments and bonus targets will be discretionary.

There is no arrangement or understanding between Mr. Powers and any other persons pursuant to which he was appointed as Chief Financial Officer of Niska. Mr. Powers has no family relationship with any director or executive officer of Niska.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NISKA GAS STORAGE PARTNERS LLC

Dated: January 5, 2011	By:	/s/ Jason A. Dubchak
		Name:	Jason A. Dubchak
		Title:	Vice President, General Counsel and
Corporate Secretary